Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the incorporation by reference in Registration Statement No. 333-151595 on Form S-8 and Registration Statement No. 333-159902 on Form S-3 of our reports dated February 25, 2010, relating to the consolidated financial statements and financial statement schedule of Lorillard, Inc. and Subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2009.

/s/Deloitte & Touche LLP Charlotte, North Carolina
February 25, 2010